UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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CARETRUST REIT, INC.

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CareTrust REIT Opens 2020 Annual Meeting of Stockholders for Telephonic Attendance

SAN CLEMENTE, Calif., April 20, 2020 (GLOBE NEWSWIRE) — CareTrust REIT, Inc. (Nasdaq:CTRE) today announced that its annual meeting of stockholders (the “Annual Meeting”) scheduled to be held at 9:00 a.m. PDT on Thursday, April 30, 2020 at CareTrust’s offices located at 905 Calle Amanecer, Suite 300, San Clemente, California 92673, will be opened to allow for virtual attendance via teleconference. This option to attend by telephone reflects CareTrust’s concern for the health and well-being of its stockholders, board and management during the current COVID-19 pandemic while still providing an opportunity for them to participate in the Annual Meeting.

To participate in the Annual Meeting, stockholders must email their full name, address and (if the stockholder’s shares are not held in their own name) a copy of the legal proxy obtained from their broker, bank or other nominee or a brokerage statement reflecting their stock ownership as of the record date, to CareTrust at ir@caretrustrustreit.com. CareTrust will then email the conference call dial-in information. Requests for the conference call dial-in information must be received no later than 5:00 p.m. EDT on Wednesday, April 29, 2020.

Telephone participants should connect to the teleconference at least 10 minutes prior to the start of the Annual Meeting. CareTrust will provide instructions on the teleconference regarding how to ask questions during the Annual Meeting. Questions will be limited to the proposals that will be considered and voted on at the Annual Meeting.

Please note that stockholders participating in the Annual Meeting by teleconference will not be able to vote or revoke a proxy during the Annual Meeting. Your vote is important to us. To ensure that their vote is counted at the Annual Meeting, we strongly encourage stockholders to submit their proxy or voting instructions in advance of the Annual Meeting by one of the methods described in the proxy materials.

A notice and proxy statement related to the Annual Meeting were filed with the Securities and Exchange Commission on March 20, 2020 and were first made available to stockholders of CareTrust on or about March 20, 2020. Stockholders received either a Notice of Internet Availability of Proxy Materials, which provided instructions for accessing the proxy materials via the Internet, or a full copy of the proxy materials by mail or e-mail. As described in the proxy materials, the Annual Meeting will be held to consider and vote on the following proposals: (i) election of five directors to the Board of Directors to serve until CareTrust’s 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified, (ii) approval, on an advisory basis, of the compensation of CareTrust’s named executive officers, and (iii) ratification of the appointment of Deloitte & Touche LLP as CareTrust’s independent registered public accounting firm for the year ending December 31, 2020.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.